UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2024

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On April 25, 2024, Vincerx Pharma, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, as underwriter (“Underwriter”), relating to the public offering, issuance and sale by the Company of (i) 6,000,000 shares (the “Shares”) of its common stock, $0.0001 par value per share (“Common Stock”) and accompanying common warrants (the “Common Stock Warrants”) to purchase up to 6,000,000 shares of common stock, and (ii) to certain investors, pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 16,000,000 shares of common stock and accompanying Common Stock Warrants to purchase 16,000,000 shares of Common Stock. All of the Shares, the Pre-Funded Warrants and the Common Stock Warrants will be sold by the Company. Each Share of Common Stock is being offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $0.75, and each Pre-Funded Warrant is being offered and sold together with an accompanying Common Stock Warrant at a combined offering price of $0.7499, which is equal to the combined offering price per share of Common Stock and accompanying Common Stock Warrant less the $0.0001 exercise price of each Pre-Funded Warrant. The Underwriter will purchase (i) each Share and accompanying Common Stock Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $0.705 and (ii) each Pre-Funded Warrant and accompanying Common Stock Warrant from the Company pursuant to the Underwriting Agreement at a combined price of $0.7049.

The Company expects to receive net proceeds from the offering of approximately $14.9 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-262239) that was filed with the Securities and Exchange Commission, including the related prospectus, dated January 28, 2022, as supplemented by a prospectus supplement dated April 25, 2024.

Each Pre-Funded Warrant will have an exercise price per share of Common Stock equal to $0.0001. Each Pre-Funded Warrant will be exercisable at any time and from time to time on or after the original issue date. Holders of Pre-Funded Warrants will not be entitled to exercise any portion of the Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise or if the holder, together with its affiliates, would beneficially own more than 9.99% of the combined voting power of all of the Company’s securities outstanding immediately after giving effect to the exercise. A holder of the Pre-Funded Warrants may increase or decrease such percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

Each Common Stock Warrant will have an exercise price per share of Common Stock equal to $1.00. Each Common Stock Warrant will be exercisable from the date of issuance until the date that is five years after the original issue date. Each Common Stock Warrant will be exercisable, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise, a registration statement registering the issuance of the shares of Common Stock underlying the Common Stock Warrants under the Securities Act is not then effective, then the Common Stock Warrant will be exercisable via cashless exercise. The Common Stock Warrants include certain rights upon “fundamental transactions” as described in the Common Stock Warrants, including the right of the holders thereof to receive from the Company or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Common Stock in such fundamental transaction in the amount of the Black Scholes Value (as described in such Common Stock Warrants) of the unexercised portion of the applicable Common Stock Warrants on the date of the consummation of such fundamental transaction. A holder of Common Stock Warrants (together with its affiliates) may not exercise any portion of a Common Stock Warrant to the extent that the holder would beneficially own more than 4.99% (or, at the election of the holder, no more than 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise.

The foregoing descriptions of the material terms of the Underwriting Agreement, the Pre-Funded Warrants and the Common Stock Warrants do not purport to be complete and each is qualified in its entirety by reference to the Underwriting Agreement, the Form of Pre-Funded Warrant and the Form of Common Stock Warrant, respectively, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and incorporated by reference herein. A copy of the legal opinion relating to the legality of the issuance and sale of Common Stock, the Pre-Funded Warrants and the Common Stock Warrants and the shares of Common Stock underlying the Pre-Funded Warrants and Common Stock Warrants in the offering is attached hereto as Exhibit 5.1.

On April 25, 2024, the Company issued a press release announcing the pricing of the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of April 25, 2024 by and between Vincerx Pharma, Inc. and Leerink Partners LLC.

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Stock Warrant.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

99.1	Press Release dated April 25, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2024

VINCERX PHARMA, INC.

By:	/s/ Alexander A. Seelenberger
Name:	Alexander A. Seelenberger
Title:	Chief Financial Officer